Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Completes Acquisition of Frontier Community Bank

BLACKSBURG, VA, June 3, 2024 – National Bankshares, Inc. (Nasdaq: NKSH - “National Bankshares” or the “Company”), the holding company for The National Bank of Blacksburg (“National Bank”), completed its acquisition of Frontier Community Bank (“Frontier”) effective June 1, 2024. Following the transaction, valued at approximately $16.07 million, National Bankshares now operates 27 full-service offices along with two loan production offices, and has approximately $1.8 billion in total assets.

Under the previously announced terms of the merger, each share of Frontier common stock was converted into $14.48 in cash or 0.4250 shares of National Bankshares common stock, with Frontier shareholders having the ability to elect the merger consideration to be received, subject to the allocation and proration procedures set forth in the merger agreement.

Frontier was merged with and into National Bank on June 1, 2024. The three former Frontier branches located in Waynesboro, Staunton, and Lynchburg, Virginia opened under the National Bank name on Monday, June 3, 2024.

Commenting on the completed merger, F. Brad Denardo, President and Chief Executive Officer of National Bankshares, said, “We are excited to welcome Frontier’s customers, employees, and shareholders to the National Bankshares family. Frontier’s customers have come to expect outstanding personalized service and local decision-making from bankers who care about their communities. That is exactly what we will continue to deliver as a combined organization, with the benefits of expanded service offerings, a larger branch footprint, and the opportunity to enhance shareholder return.”

Alan Sweet, former President and Chief Executive Officer of Frontier, will serve on the boards of directors of National Bankshares and National Bank. He added, “National Bankshares and Frontier were very aligned in terms of culture and values, making this merger a natural fit. National Bankshares is well-positioned to continue Frontier’s tradition of personalized customer service, and this merger will only serve to further benefit our customers, our bankers, and our shareholders.”

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 27 full-service offices in southwest and central Virginia, and two loan production offices in Roanoke and Charlottesville, Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.”

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of the Company’s existing knowledge of its business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the businesses of the Company and Frontier may not be combined successfully; the expected growth opportunities or cost savings from the merger with Frontier may not be fully realized or may take longer to realize than expected; deposit attrition, operating costs, customer losses and business disruption following the merger with Frontier, including adverse effects on relationships with employees and customers, may be greater than expected; the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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